Exhibit 99.2

ASSURANT, INC. ANNOUNCES TENDER OFFER FOR ITS 6.750% SENIOR NOTES DUE 2034

NEW YORK, August 15, 2019 — Assurant, Inc. (NYSE: AIZ) (“Assurant”), a leading global provider of housing and lifestyle solutions that support, protect and connect major consumer purchases, today announced that it has commenced a cash tender offer (the “Offer”) to purchase up to $100,000,000 aggregate principal amount (the “Tender Cap”) of its 6.750% Senior Notes due 2034 (the “Notes”).

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium(2)

6.750% Senior Notes due 2034	04621XAD0	$375,000,000	$100,000,000	2.875% UST due May 15, 2049	FIT1	205 bps	$50.00

(1)

The applicable page on Bloomberg from which the Dealer Managers (as defined below) referred to below will quote the bid-side prices of the Reference U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

(2)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase.

The Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase, dated August 15, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). The Offer will expire at 11:59 p.m., New York City time, on September 12, 2019, unless extended or earlier terminated by Assurant (the “Expiration Date”). Holders of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on August 28, 2019, unless extended or earlier terminated (the “Early Tender Deadline”) in order to be eligible to receive the Total Consideration (as defined below), which includes the Early Tender Premium (as defined below). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 28, 2019 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Offer for Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity (the “Reference Yield”) of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”), and includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). The Reference Yield will be determined at 10:00 a.m., New York City time, on August 29, 2019, unless extended by Assurant.

Holders of Notes who validly tender their Notes following the Early Tender Deadline but on or prior to the Expiration Date will only receive the “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered and not validly withdrawn by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium.

Assurant reserves the right, but is under no obligation, to increase, decrease or eliminate the Tender Cap at any time, subject to applicable law, which could result in Assurant purchasing a greater or lesser aggregate principal amount of the Notes, and Assurant may do so without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date.

Following the Early Tender Deadline, Assurant may elect, but is not obligated, to accept for purchase and pay for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline, up to the Tender Cap, on a date selected by it prior to the Expiration Date (the “Early Settlement Date”), subject to the satisfaction or waiver of all conditions to the Offer, including the condition that Assurant shall have issued and sold, on terms satisfactory to Assurant in its sole discretion, debt securities providing net proceeds at least equal to the aggregate consideration necessary to purchase the principal amount of Notes, up to the Tender Cap, validly tendered and not validly withdrawn prior to the Early Tender Deadline (the “Financing Condition”). The Early Settlement Date will be determined at Assurant’s option and is currently expected to occur on the second business day following the Early Tender Deadline, which, if it occurs, is anticipated to be August 30, 2019, unless extended by Assurant, assuming all conditions to the Offer have been satisfied or waived by Assurant. If Assurant does not elect to accept for purchase and pay for such Notes prior to the Expiration Date, or if the Offer is not fully subscribed as of the Early Tender Deadline, and Notes are validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Offer having been either satisfied or waived by Assurant, the settlement for all Notes accepted for purchase in the Offer and not previously purchased will occur on a date promptly following the Expiration Date, which is expected to be September 16, 2019. No tenders will be valid if submitted after the Expiration Date. Payments for Notes purchased will include accrued and unpaid interest from and including the most recent interest payment date for the Notes up to, but not including, the applicable settlement date.

Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. Notes may be subject to proration if the aggregate principal amount validly tendered and not validly withdrawn exceeds the Tender Cap. Subject to the Tender Cap, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted in priority to any Notes validly tendered after the Early Tender Deadline, whether or not the Offer is fully subscribed as of the Early Tender Deadline and whether or not Assurant elects to accept and purchase such Notes prior to the Expiration Date. If the Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for payment.

The Offer is not conditioned on any minimum principal amount of Notes being tendered. Assurant’s obligation to accept for payment and to pay for the Notes validly tendered and not validly withdrawn in the Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including the Financing Condition. Assurant reserves the absolute right, subject to applicable law, to: (i) waive any or all conditions to the Offer; (ii) extend, terminate or withdraw the Offer; (iii) increase, decrease or eliminate the Tender Cap without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date, which could result in us purchasing a greater or lesser aggregate principal amount of the Notes; or (iv) otherwise amend the Offer in any respect.

None of Assurant or its board of directors, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (the “Dealer Managers”), D.F. King & Co., Inc. (the “Tender and Information Agent”), or U.S. Bank National Association (as successor to SunTrust Bank), as trustee under the indenture pursuant to which the Notes were issued, is making any recommendation as to whether Holders should tender any Notes in the Offer. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender. You should consult your own tax, accounting, financial and legal advisers as you deem appropriate regarding the suitability of the tax, accounting, financial and legal consequences of participating or declining to participate in the Offer.

Information Relating to the Offer

Assurant has retained J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as Dealer Managers. D.F. King & Co., Inc. is the Tender and Information Agent. For additional information regarding the terms of the tender offer, please contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3424 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4756 (collect). Requests for documents and questions regarding the tendering of securities may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only), (877) 864-5060 (for all others toll-free) or by email at aiz@dfking.com or to the Dealer Managers at the above telephone numbers.

This press release does not constitute an offer or an invitation by Assurant to participate in the Offer in any jurisdiction in which it is unlawful to make such an offer or solicitation. The Offer is being made only pursuant to the Offer to Purchase, and the information in this press release is qualified by reference to such Offer to Purchase. This press release is not an offer to purchase any other securities of Assurant, including the new debt securities.

About Assurant

Assurant is a leading global provider of housing and lifestyle solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance and lender-placed homeowners insurance. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Cautionary Statement

Some of the statements included in this press release may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or review any forward-looking statement in this press release, whether as a result of new information, future events or other developments. For a detailed discussion of the factors that could affect the company’s results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K, as filed with the SEC.

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Media Contact:

Linda Recupero

Senior Vice President, Enterprise Communication

Phone: 212.859.7005

linda.recupero@assurant.com

Investor Relations Contacts:

Suzanne Shepherd

Senior Vice President, Investor Relations

Phone: 212.859.7062

suzanne.shepherd@assurant.com

Sean Moshier

Director, Investor Relations

Phone: 212.859.5831

sean.moshier@assurant.com

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